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Sutherland                                        1275 Pennsylvania Avenue, N.W.
Asbill &                                            Washington, D.C.  20004-2415
Brennan LLP                                                         202.383.0100
                                                                fax 202.637.3593
ATTORNEYS AT LAW                                                  www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com


                                        March 29, 2001

The Management Committee
TIAA Separate Account VA-1
730 Third Avenue
New York, New York  10017-3206

                  Re:      Registration of Individual Deferred
                           Variable Annuity Contracts (Registration
                           Nos. 33-79124 and 811-8520)

Ladies and Gentlemen:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Post-Effective Amendment No. 7 to the above-captioned registration statement on Form N-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND, ASBILL & BRENNAN LLP


                                        By:  /s/ Steven B. Boehm
                                            ------------------------------------

cc: George Djurasovic, TIAA-CREF

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